Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Third Quarter 2019 Results,
Narrows 2019 Guidance and Provides Initial 2020 Guidance

Philadelphia, PA, October 17, 2019 - Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and nine-month periods ended September 30, 2019, narrowed full year 2019 guidance and introduced 2020 earnings guidance.
Management Comments
“We are encouraged by the continued execution of our 2019 business plan during the third quarter,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “We are experiencing strong market conditions and continue to achieve our operating plan metrics. In addition, we took advantage of the public debt markets to raise $214 million of unsecured bonds at a weighted average interest rate of 3.0% and weighted average maturity of 7.5 years. A majority of the proceeds were used to pay-off the outstanding balance on our line of credit. We are narrowing our 2019 FFO guidance from $1.40 to $1.44 per share to $1.41 to $1.43 per share. We are also introducing our 2020 FFO guidance range of $1.41 to $1.51 per share. Our 2020 guidance, at the midpoint, represents a comparable 3% annual FFO growth rate.”
Third Quarter Highlights
Financial Results

▪	Net income available to common shareholders; $6.7 million, or $0.04 per diluted share.

▪	Funds from Operations (FFO); $64.0 million, or $0.36 per diluted share.
Portfolio Results

▪	Core Portfolio: 93.2% occupied and 95.5% leased.

▪	New and Renewal Leases Signed: 577,000 square feet.

▪	Tenant Retention Ratio: 72%.

▪	Rental Rate Mark-to-Market Increase: 9.3% on a GAAP basis and 4.2% on a cash basis.
2019 Business Plan Revisions

▪	Disposition Activity: $36.4 million.
2020 Business Plan and Guidance Introduced

▪	Net income: $0.24 to $0.34 per diluted share.

▪	FFO: $1.41 to $1.51 per diluted share, representing a 3% growth rate at guidance midpoint.

▪	Rental Rate Mark-to-Market Range: 8-10% cash and 17-19% GAAP.

Transaction Activity
Wholly-owned Dispositions

▪	On September 11, 2019, we completed the sale of a 211,000 square foot office building located at 1900 Gallows Road in Vienna, Virginia for a gross sale price of $36.4 million.
Finance Activity

▪
On October 3, 2019, we priced a $200.0 million underwritten public offering consisting of $100.0 million of our 4.100% guaranteed notes due 2024 (the “2024 Notes”) and $100.0 million of our 4.550% guaranteed notes due 2029 (the “2029 Notes” and, together with the 2024 Notes, the “Notes”).

The 2024 Notes were offered to investors at a price of 106.315% of their principal amount, plus accrued and unpaid interest from and including October 1, 2019, with a re-offer yield of 2.669%. The 2029 Notes were offered to investors at a price of 110.058% of their principal amount, plus accrued and unpaid interest from and including October 1, 2019, with a re-offer yield of 3.331%. The 2024 Notes became part of the same series as the 4.100% guaranteed notes due 2024, $250.0 million of which were originally issued on September 16, 2014. The 2029 Notes became part of the same series as the 4.550% guaranteed notes due 2029, $250.0 million of which were originally issued on September 16, 2014.
The net proceeds of the offering, after deducting underwriting discounts and estimated transaction expenses related to this offering and excluding accrued interest paid by the purchasers of the 2024 notes and the 2029 notes, were approximately $214.3 million. We used the net proceeds of the offering to reduce outstanding borrowings under the Operating Partnership’s unsecured revolving credit facility. Any remaining net proceeds will be used for general corporate purposes, which may include the repayment, repurchase or other retirement of other indebtedness.

▪	The $146.5 million outstanding balance on our $600.0 million unsecured revolving credit facility as of September 30, 2019 was subsequently repaid in October.

▪	We have $29.9 million of cash and cash equivalents on-hand as of September 30, 2019.
Results for the Three and Nine-Month Periods Ended September 30, 2019
Net income allocated to common shares totaled $6.7 million or $0.04 per diluted share in the third quarter of 2019 compared to a net loss of ($43.3) million or ($0.24) per diluted share in the third quarter of 2018. The 2018 results include an impairment charge totaling ($56.9) million, or ($0.32) per diluted share.
FFO available to common shares and units in the third quarter of 2019 totaled $64.0 million or $0.36 per diluted share versus $63.2 million or $0.35 per diluted share in the third quarter of 2018. Our third quarter 2019 payout ratio ($0.19 common share distribution / $0.36 FFO per diluted share) was 52.8%.
Net income allocated to common shares totaled $17.2 million or $0.10 per diluted share for the first nine months of 2019 compared to net income of $13.4 million or $0.07 per diluted share in the first nine months of 2018.
Our FFO available to common shares and units for the first nine months of 2019 totaled $186.3 million, or $1.05 per diluted share compared to FFO available to common shares and units of $183.4 million, or $1.01 per diluted share, for the first nine months of 2018. Our first nine months 2019 FFO payout ratio ($0.57 common share distribution / $1.05 FFO per diluted share) was 54.3%.
Operating and Leasing Activity
In the third quarter of 2019, our Net Operating Income (NOI) excluding termination revenues and other income items decreased (1.3%) on a GAAP basis and increased 0.6% on a cash basis for our 74 same store properties, which were 93.1% occupied on September 30, 2019 and September 30, 2018.
We leased approximately 577,000 square feet and commenced occupancy on 518,000 square feet during the third quarter of 2019. The third quarter occupancy activity includes 241,000 square feet of renewals, 171,000 square feet of new leases and 106,000 square feet of tenant expansions. We have an additional 383,000 square feet of executed new leasing scheduled to commence subsequent to September 30, 2019.
We achieved a 72% tenant retention ratio in our core portfolio with net absorption of 33,000 square feet during the third quarter of 2019. Third quarter rental rate growth increased 9.3% as our renewal rental rates increased 6.5% and our new lease/expansion rental rates increased 13.3%, all on a GAAP basis.
At September 30, 2019, our core portfolio of 91 properties comprising 16.2 million square feet was 93.2% occupied and we are now 95.5% leased (reflecting new leases commencing after September 30, 2019).
Distributions
On September 10, 2019, our Board of Trustees declared a quarterly dividend distribution of $0.19 per common share that was paid on October 17, 2019 to shareholders of record as of October 3, 2019.
2019 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our 2019 net income guidance of $0.17 - $0.21 to $0.14 - $0.16 per diluted share and 2019 FFO guidance of $1.40 - $1.44 to $1.41 - $1.43 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2019 FFO and earnings per diluted share:

Guidance for 2019		Range

Earnings per diluted share allocated to common shareholders	$0.14	to	$0.16
Plus: real estate depreciation, amortization	1.27		1.27

FFO per diluted share	$1.41	to	$1.43

Our 2019 key business plan assumptions include:

▪	Core Occupancy improving to a range of 94-95% by year-end 2019 and 95-96% leased;

▪	11-12% increase in overall lease rates on a GAAP basis;

▪	4-5% increase in overall lease rates on a cash basis;

▪	0-2% increase in 2019 same store GAAP NOI;

▪	1-3% increase in 2019 same store cash NOI;

▪	Speculative Revenue Target: $32.0 million, 100% achieved;

▪	Change in Lease Accounting Treatment: $7.9 million decrease to earnings, or $0.04 per diluted share;

▪	Tenant Retention Rate: 66%;

▪	$0.19 per share quarterly dividend;

▪	Acquisition Activity: none;

▪	Disposition Activity: $36.4 million;

▪	One Development Start: 405 Colorado, Austin, Texas; and

▪	Annual earnings and FFO per diluted share based on 178.0 million fully diluted weighted average common shares.

2020 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are introducing our 2020 net income guidance of $0.24 to $0.34 per diluted share and 2020 FFO guidance of $1.41 - $1.51 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2020 FFO and earnings per diluted share:
Guidance for 2020                                 Range
Earnings per diluted share allocated to common shareholders    $0.24    to    $0.34
Plus:    real estate depreciation, amortization                 1.17         1.17
FFO per diluted share                         $1.41     to    $1.51
Our 2020 FFO key assumptions to include:

▪	Core Occupancy improving to a range of 94-95% by year-end 2020 and 95-96% leased;

▪	17-19% GAAP increase in overall lease rates;

▪	8-10% cash increase in overall lease rates;

▪	2-4% increase in 2020 same store GAAP NOI;

▪	0-2% increase in 2020 same store cash NOI

•	Excluding 1676 International Drive, 2.5% to 4.5% increase in cash NOI;

▪	Speculative Revenue Target: $31.0 million, 50% achieved;

▪	Acquisition Activity: $20.0 million (250 King of Prussia Road, Radnor, PA)

▪	Disposition Activity: none;

▪	Two development starts; and

▪	Annual earnings and FFO per diluted share based on 179.0 million fully diluted weighted average common shares.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Austin and Washington, D.C. markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 178 properties and 24.6 million square feet as of September 30, 2019, which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.
Conference Call and Audio Webcast
BDN management will discuss updated earnings guidance for fiscal 2019 on Friday, October 18, 2019, during the company’s earnings call. The conference call will begin at 9:00 a.m. Eastern Time and will last approximately one hour. The conference call can be accessed by dialing 1-833-818-6810 and providing conference ID: 4680129. Beginning two hours after the conference call, a taped replay of the call can be accessed through Friday, November 1, 2019, by calling 1-855-859-2056 and entering access code 4680129. The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.

Looking Ahead - Fourth Quarter 2019 Conference Call
We anticipate we will release our fourth quarter 2019 earnings on Wednesday, January 29, 2020, after the market close and will host our fourth quarter 2019 conference call on Thursday, January 30, 2020 at 9:00 a.m. Eastern Time. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including the Company's financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. The Company's practice regarding payment of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2018. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)
NOI is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. NOI is used internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Core Portfolio
Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.
Revision of Prior Period Financial Statements
Our comparative three-month and nine-month 2018 results have been adjusted to correct for the effects of errors discovered during the second quarter of 2019 relating to the purchase price allocation and depreciable lives for two acquisitions made in a prior period. We have evaluated the impact of the errors to previously issued financial statements and concluded that the error was immaterial to our previously issued financial statements, however, to correct the cumulative effect of the errors in 2019 would significantly impact the 2019 financial statements. Accordingly, we have corrected previously issued financial statements. The corrections to our balance sheets include a reduction in cumulative earnings and operating properties and an increase to accumulated depreciation. The corrections to our income statements result in an increase in depreciation and amortization and property operating expenses. In addition, we reversed the impact of an out of period adjustment which was previously disclosed in our Q1 2019 10-Q.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	September 30, 2019	December 31, 2018
ASSETS
Real estate investments:
Operating properties	$3,995,228	$3,951,719
Accumulated depreciation	(944,994)	(885,407)
Right of use asset - operating leases, net	21,828	—
Operating real estate investments, net	3,072,062	3,066,312
Construction-in-progress	151,232	150,263
Land held for development	92,189	86,401
Prepaid leasehold interests in land held for development, net	39,694	39,999
Total real estate investments, net	3,355,177	3,342,975
Assets held for sale, net	7,349	11,599
Cash and cash equivalents	29,925	22,842
Accounts receivable, net of allowance of $284 and $1,653 as of September 30, 2019 and December 31, 2018, respectively	13,872	16,394
Accrued rent receivable, net of allowance of $11,009 and $11,266 as of September 30, 2019 and December 31, 2018, respectively	168,960	165,243
Investment in Real Estate Ventures	127,759	169,100
Deferred costs, net	96,202	91,075
Intangible assets, net	95,798	131,348
Other assets	125,390	126,400
Total assets	$4,020,432	$4,076,976
LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable, net	$315,603	$320,869
Unsecured credit facility	146,500	92,500
Unsecured term loan, net	248,430	248,042
Unsecured senior notes, net	1,367,722	1,366,635
Accounts payable and accrued expenses	119,790	125,696
Distributions payable	33,759	33,632
Deferred income, gains and rent	22,707	28,293
Acquired lease intangibles, net	24,050	31,783
Lease liability - operating leases	22,503	—
Other liabilities	16,931	18,498
Total liabilities	$2,317,995	$2,265,948
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 176,194,918 and 176,873,324 issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	1,763	1,770
Additional paid-in-capital	3,189,350	3,200,312
Deferred compensation payable in common shares	16,239	14,021
Common shares in grantor trust, 1,105,542 and 977,120 issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	(16,239)	(14,021)
Cumulative earnings	787,789	775,625
Accumulated other comprehensive income	(3,550)	5,029
Cumulative distributions	(2,284,610)	(2,183,909)
Total Brandywine Realty Trust's equity	1,690,742	1,798,827
Noncontrolling interests	11,695	12,201
Total beneficiaries' equity	1,702,437	1,811,028
Total liabilities and beneficiaries' equity	$4,020,432	$4,076,976

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue
Rents	$139,228	$128,635	$415,113	$382,321
Third party management fees, labor reimbursement and leasing	4,938	4,944	14,041	17,531
Other	1,165	1,419	4,224	5,290
Total revenue	145,331	134,998	433,378	405,142
Operating expenses
Property operating expenses	38,358	37,852	116,542	115,109
Real estate taxes	15,247	12,433	47,119	37,272
Third party management expenses	2,469	2,612	7,035	9,605
Depreciation and amortization	55,627	44,141	158,738	131,631
General and administrative expenses	6,974	5,963	25,217	22,209
Provision for impairment	—	56,865	—	56,865
Total operating expenses	118,675	159,866	354,651	372,691
Gain on sale of real estate
Net gain (loss) on disposition of real estate	356	—	356	(35)
Net gain on sale of undepreciated real estate	250	—	1,501	2,859
Total gain on sale of real estate	606	—	1,857	2,824
Operating income (loss)	27,262	(24,868)	80,584	35,275
Other income (expense):
Interest income	558	1,220	1,636	2,564
Interest expense	(20,400)	(19,257)	(61,273)	(58,091)
Interest expense - amortization of deferred financing costs	(694)	(618)	(2,026)	(1,872)
Equity in income (loss) of Real Estate Ventures	(1,965)	1	(4,814)	(1,182)
Net gain on real estate venture transactions	2,059	—	3,594	37,263
Net income (loss) before income taxes	6,820	(43,522)	17,701	13,957
Income tax provision	—	—	(46)	(158)
Net income (loss)	6,820	(43,522)	17,655	13,799
Net (income) loss attributable to noncontrolling interests	(48)	340	(155)	(164)
Net income (loss) attributable to Brandywine Realty Trust	6,772	(43,182)	17,500	13,635
Nonforfeitable dividends allocated to unvested restricted shareholders	(93)	(80)	(305)	(280)
Net income (loss) attributable to Common Shareholders of Brandywine Realty Trust	$6,679	$(43,262)	$17,195	$13,355
PER SHARE DATA
Basic income (loss) per Common Share	$0.04	$(0.24)	$0.10	$0.07
Basic weighted average shares outstanding	176,195,244	178,602,622	176,066,507	178,515,993
Diluted income (loss) per Common Share	$0.04	$(0.24)	$0.10	$0.07
Diluted weighted average shares outstanding	176,750,600	178,602,622	176,617,726	179,752,544

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of Net Income to Funds from Operations:
Net income (loss) attributable to common shareholders	$6,679	$(43,262)	$17,195	$13,355
Add (deduct):
Net income (loss) attributable to noncontrolling interests - LP units	37	(360)	97	118
Nonforfeitable dividends allocated to unvested restricted shareholders	93	80	305	280
Net gain on real estate venture transactions	(2,059)	—	(2,318)	(37,263)
Net (gain) loss on disposition of real estate	(356)	—	(356)	35
Provision for impairment	—	56,865	—	56,865
Depreciation and amortization:
Real property	40,695	35,252	112,833	105,521
Leasing costs including acquired intangibles	14,374	8,482	44,478	24,932
Company’s share of unconsolidated real estate ventures	4,800	6,334	14,815	20,230
Partners’ share of consolidated real estate ventures	(61)	(57)	(168)	(166)
Funds from operations	$64,202	$63,334	$186,881	$183,907
Funds from operations allocable to unvested restricted shareholders	(179)	(157)	(567)	(528)
Funds from operations available to common share and unit holders (FFO)	$64,023	$63,177	$186,314	$183,379
FFO per share - fully diluted	$0.36	$0.35	$1.05	$1.01
Weighted-average shares/units outstanding - fully diluted	177,732,226	181,253,953	177,599,840	181,232,343
Distributions paid per common share	$0.19	$0.18	$0.57	$0.54
FFO payout ratio (distributions paid per common share/FFO per diluted share)	52.8%	51.4%	54.3%	53.5%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 3rd QUARTER
(unaudited and in thousands)

Of the 95 properties owned by the Company as of September 30, 2019, a total of 74 properties ("Same Store Properties") containing an aggregate of 14.0 million net rentable square feet were owned for the entire three-month periods ended September 30, 2019 and 2018. As of September 30, 2019, 17 properties were recently completed/acquired, one property was in development and three properties were in redevelopment. Average occupancy for the Same Store Properties was 92.9% and 92.8% during the three-month periods ended September 30, 2019 and 2018, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended September 30,
	2019	2018
Revenue
Rents	$110,921	$111,858
Other	436	341
Total revenue	111,357	112,199
Operating expenses
Property operating expenses	31,098	32,011
Real estate taxes	10,983	10,403
Net operating income	$69,276	$69,785
Net operating income - percentage change over prior year	(0.7)%
Net operating income, excluding net termination fees & other	$68,052	$68,946
Net operating income, excluding net termination fees & other - percentage change over prior year	(1.3)%
Net operating income	$69,276	$69,785
Straight line rents & other	(732)	(2,054)
Above/below market rent amortization	(380)	(403)
Amortization of tenant inducements	238	227
Non-cash ground rent	211	41
Cash - Net operating income	$68,613	$67,596
Cash - Net operating income - percentage change over prior year	1.5%
Cash - Net operating income, excluding net termination fees & other	$66,960	$66,541
Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	0.6%
	Three Months Ended September 30,
	2019	2018
Net income (loss):	$6,820	$(43,522)
Add/(deduct):
Interest income	(558)	(1,220)
Interest expense	20,400	19,257
Interest expense - amortization of deferred financing costs	694	618
Equity in (income) loss of Real Estate Ventures	1,965	(1)
Net gain on real estate venture transactions	(2,059)	—
Net gain on disposition of real estate	(356)	—
Net gain on sale of undepreciated real estate	(250)	—
Depreciation and amortization	55,627	44,141
General & administrative expenses	6,974	5,963
Provision for impairment	—	56,865
Consolidated net operating income	89,257	82,101
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(19,981)	(12,316)
Same store net operating income	$69,276	$69,785

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – NINE MONTHS
(unaudited and in thousands)

Of the 95 properties owned by the Company as of September 30, 2019, a total of 73 properties ("Same Store Properties") containing an aggregate of 13.9 million net rentable square feet were owned for the entire nine-month periods ended September 30, 2019 and 2018. As of September 30, 2019, 18 properties were recently completed/acquired, one property was in development and three properties were in redevelopment. Average occupancy for the Same Store Properties was 92.5% during 2019 and 92.8% during 2018. The following table sets forth revenue and expense information for the Same Store Properties:

	Nine Months Ended September 30,
	2019	2018
Revenue
Rents	330,982	330,779
Other	1,123	1,230
Total revenue	332,105	332,009
Operating expenses
Property operating expenses	94,639	95,130
Real estate taxes	33,936	30,682
Net operating income	$203,530	$206,197
Net operating income - percentage change over prior year	(1.3)%
Net operating income, excluding other items	$200,956	$203,336
Net operating income, excluding other items - percentage change over prior year	(1.2)%
Net operating income	$203,530	$206,197
Straight line rents & other	(3,373)	(8,773)
Above/below market rent amortization	(1,069)	(1,285)
Amortization of tenant inducements	672	742
Non-cash ground rent	639	124
Cash - Net operating income	$200,399	$197,005
Cash - Net operating income - percentage change over prior year	1.7%
Cash - Net operating income, excluding other items	$197,140	$193,481
Cash - Net operating income, excluding other items - percentage change over prior year	1.9%
	Nine Months Ended September 30,
	2019	2018
Net income:	$17,655	$13,799
Add/(deduct):
Interest income	(1,636)	(2,564)
Interest expense	61,273	58,091
Interest expense - amortization of deferred financing costs	2,026	1,872
Equity in loss of real estate ventures	4,814	1,182
Net gain on real estate venture transactions	(3,594)	(37,263)
Net (gain) loss on disposition of real estate	(356)	35
Net gain on sale of undepreciated assets	(1,501)	(2,859)
Depreciation and amortization	158,738	131,631
General & administrative expenses	25,217	22,209
Income tax provision	46	158
Provision for impairment	—	56,865
Consolidated net operating income	262,682	243,156
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(59,152)	(36,959)
Same store net operating income	$203,530	$206,197